Exhibit 10.31

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

This Amendment No. 2, dated as of August 2, 2013 (this “Amendment”) is entered into among SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Borrower”); SPIRIT AEROSYSTEMS HOLDINGS, INC., a Delaware corporation (the “Parent Guarantor”); each of the other Guarantors party hereto; BANK OF AMERICA, N.A., as Administrative Agent, and the Lenders party hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent Guarantor and the other Guarantors identified therein, the Lenders and Bank of America, N.A., as Administrative Agent are parties to that certain Credit Agreement dated as of April 18, 2012 (as amended, modified, extended, restated or otherwise supplemented from time to time, including without limitation pursuant to that certain Amendment No. 1 dated as of October 26, 2012, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the Lenders (by action of the Requisite Lenders) have agreed to such amendments subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments

1.1                               The definitions set forth on Schedule 1 attached hereto are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order.

1.2                               In the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement, clause (b) is amended by adding a proviso at the end thereof (immediately following the pricing grid) to read as follows:

; provided that, notwithstanding anything to the contrary in the foregoing, at all times during the Suspension Period, the “Applicable Rate” with respect to any Term B Loan shall be the percentage per annum set forth in Pricing Tier 1;

1.3                               In the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement, clause (c) is amended by adding a proviso at the end thereof (immediately following the pricing grid) to read as follows:

; provided that, notwithstanding anything to the contrary in the foregoing, at all times during the Suspension Period, the “Applicable Rate” with respect to Revolving Loans, Swing Line Loans, Letters of Credit and the Commitment Fee shall be the percentage per annum set forth in Pricing Tier 1.

1.4                               The definition of “Eurodollar Base Rate” set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Eurodollar Base Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, (i) the rate per annum equal to the London Interbank Offered Rate or any successor thereto approved by the Administrative Agent (“LIBOR”) as published by the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, (i) the rate per annum equal to LIBOR published by the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, determined two (2) London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination;

provided, however, that notwithstanding the foregoing, Eurodollar Base Rate with respect to any Term B Loan that bears interest at a rate based on clause (a) or (b) of this definition shall in any event not be less than three-quarters of one percent (0.75%).

1.5                               The definition of “Guarantors” set forth in Section 1.01 of the Credit Agreement is amended by (i) deleting the word “and” in the first sentence thereof at the end of clause (a) and replacing it with a “,”, (ii) deleting the “.” in the first sentence thereof at the end of clause (b) and replacing it with “and” and (iii) adding a new clause (c) to the first sentence thereof to read as follows:

(c)                                  with respect to (i) Obligations under any Swap Contract between any Loan Party and any Swap Bank that is permitted to be incurred pursuant to clause (vii) of Section 8.01(a), (ii) Obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower.

1.6                               The definition of “Obligations” set forth in Section 1.01 of the Credit Agreement is amended by adding a new sentence at the end thereof to read as follows:

Notwithstanding anything to the contrary in the foregoing, the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

1.7                               In Section 2.01(c)(i) of the Credit Agreement, the text “The Borrower may from time to time on or after the Closing Date” is amended to read as “The Borrower may from time to time after the Suspension Period”.

1.8                               In Section 2.01(c)(ii) of the Credit Agreement, the text “The Borrower may from time to time on or after the Closing Date” is amended to read as “The Borrower may from time to time after the Suspension Period”.

1.9                               In Section 2.03(h), the first sentence thereof is amended by inserting “plus, during the Suspension Period, one-half of one percent (0.50%)” immediately following the text “the Applicable Rate” set forth therein.

1.10                        Section 2.05(b)(ii) of the Credit Agreement is amended by inserting “(except with respect to any Net Proceeds from any Asset Sale of the Tulsa Assets, in which case fifty percent (50%) of such Net Proceeds)” immediately after the text “one hundred percent (100%) of such Net Proceeds” set forth therein.

1.11                        In Section 2.08(a) of the Credit Agreement, each of clauses (i), (iii) and (v) are amended by inserting the text “plus, during the Suspension Period, one-half of one percent (0.50%)” immediately following the text “the Applicable Rate for Revolving Loans” in clauses (i) and (iii) and following the text “the Applicable Rate” in clause (v).

1.12                        Article IV of the Credit Agreement is amended to add a new Section 4.08 to read as follows:

4.08                        Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full (other than contingent indemnification obligations under the Loan Documents that are not then due or claimed). Each Loan Party intends this Section 4.08 to constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

1.13                        Section 5.02 of the Credit Agreement is amended by adding a new clause (d) to read as follows:

(d)                                 During the Suspension Period, before and after immediately giving effect to the Credit Extension requested in the Request for Credit Extension, the Total Secured Outstandings shall not exceed the Aggregate Borrowing Base Amount set forth in the Borrowing Base Certificate most recently delivered pursuant to Section 7.01(m) or, with respect to the period prior to the first such delivery after the Amendment No. 2 Effective Date, on the Amendment No. 2 Effective Date.

1.14                        Section 7.01 of the Credit Agreement is amended by (i) deleting the word “and” at the end of 7.01(k), (ii) deleting the period at the end of 7.01(l) and substituting “; and” therefor and (iii) adding a new clause (m) to read as follows:

(m)                             during the Suspension Period, not later than ten (10) Business Days after the delivery of any financial statements pursuant to Section 7.01(a) or (b), a Borrowing Base Certificate duly executed by a Responsible Officer of the Borrower setting forth a calculation of the Aggregate Borrowing Base Amount as of the end of the most recent Fiscal Quarter covered by such financial statements.

1.15                        Section 8.01(a) of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (xix), (ii) deleting the period at the end of clause (xx) and substituting “; and” therefor and (iii) adding a new clause (xxi) and a new paragraph at the end thereof, in each case to read as follows:

(xxi)                       during the Suspension Period, Permitted Additional Indebtedness in an aggregate principal amount not to exceed $300,000,000 at any time outstanding.

Notwithstanding anything to the contrary in the foregoing, during the Suspension Period, Indebtedness under the immediately foregoing clauses (xii), (xvi), (xvii), (xviii) and (xix) shall be permitted only to the extent that such Indebtedness (x) is in existence as of the Amendment No. 2 Effective Date and is described on Schedule 8.01 or (y) is a Permitted Refinancing of such Indebtedness.

1.16                        Section 8.05 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (xiii), (ii) adding the word “and” at the end of clause (xiv) and (iii) adding a new clause (xv) to read as follows:

(xv)                          so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the sale of the Tulsa Assets;

1.17                        Section 8.07(vii) is amended by inserting the text “except during the Suspension Period,” immediately prior to the text “so long as no Default or Event of Default then exists” set for therein.

1.18                        Section 8.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

8.12                        Financial Covenants.

(a)                                 Commencing with the Fiscal Quarter ending December 31, 2014, the Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter to exceed 2.75:1.0.

(b)                                 Commencing with the Fiscal Quarter ending December 31, 2014, the Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 4.00:1.0.

(c)                                  Commencing with the Fiscal Quarter ending December 31, 2014, the Borrower will not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to exceed 4.00:1.0.

(d)                                 Commencing with the Fiscal Quarter ending December 31, 2014, if, as of the date of any Airbus Discontinuance or any 787 Discontinuance, the outstanding aggregate amount of advance payments or progress payments made by Boeing and/or Airbus in connection with the 787 Program and/or the A350 XWB Program that are then considered “Indebtedness” exceeds $250,000,000, the Borrower will not permit the Total Leverage Ratio to exceed the Total Leverage Ratio required at such time by Section 8.12(c) for the period in which such Airbus Discontinuance or 787 Discontinuance shall be deemed to have occurred as provided below. For purposes of calculating the Total Leverage Ratio pursuant to this clause (d), the occurrence of an Airbus Discontinuance or the occurrence of a 787 Discontinuance shall be deemed to have occurred as of the last day of the most recent four Fiscal Quarter period preceding the date of such Airbus Discontinuance and/or such 787 Discontinuance for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b).

(e)                                  During the Suspension Period, at any time, the Borrower will not permit the Total Secured Outstandings to exceed the Aggregate Borrowing Base Amount set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 7.01(m).

(f)                                   As of each Fiscal Quarter ending during the Suspension Period, commencing with the Fiscal Quarter ending June 27, 2013, the Borrower will not permit Minimum Liquidity to be less than $500,000,000.

1.19                        Section 9.05 of the Credit Agreement is amended by adding a new sentence at the end thereof to read as follows:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

1.20                        The Credit Agreement is amended to include a new Schedule 8.01 (Existing Indebtedness as of the Amendment No. 2 Effective Date under clauses (vi), (xvi), (xvii), (xviii) and (xiv) of Section 8.01(a) of the Credit Agreement) in the form attached hereto as Schedule 8.01, and the table of Schedules and Exhibits following the table of contents in the Credit Agreement shall be amended updated accordingly.

1.21                        The Credit Agreement is amended to include a new Exhibit 1.01 (Form of Borrowing Base Certificate) in the form attached hereto as Exhibit 1.01, and the table of Schedules and Exhibits following the table of contents in the Credit Agreement shall be amended accordingly.

Section 2. Conditions Precedent to the Effectiveness of this Amendment.

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 2 Effective Date”) by the Administrative Agent:

2.1                               Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Guarantors, the Administrative Agent, the Requisite Lenders and the Requisite Revolving Lenders;

2.2                               Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate as of the Amendment No. 2 Effective Date;

2.3                               No Default or Event of Default. Immediately before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

2.4                               Fees and Expenses. The Borrower shall have delivered, by wire transfer of immediately available funds, to the Administrative Agent, for the account of each Lender that consents to this Amendment, an amendment fee in an amount equal to twenty-five basis points (0.25%) of the sum of the Revolving Commitment of such Lender plus the aggregate outstanding principal amount of the Term B Loan of such Lender, which fee shall be earned and payable on the Amendment No. 2 Effective Date.

Section 3. Representations and Warranties

On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment, the Loan Parties hereby represent and warrant to the Administrative Agent and each Lender as follows:

3.1                               this Amendment has been duly authorized, executed and delivered by each Loan Party and, assuming the due execution and delivery of this Amendment by each of the other parties hereto, constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally;

3.2                               each of the representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document is true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date);

3.3                               no Default or Event of Default has occurred and is continuing; and

3.4                               after giving effect to this Amendment, neither the modification of the Credit Agreement affected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 4. Fees and Expenses

The Borrower agrees to pay promptly (and in any event on the Amendment No. 2 Effective Date) after presentation of an invoice therefor all reasonable and documented out-of-pocket fees and expenses of the Joint Lead Arrangers (including the reasonable and documented fees and out-of-pocket expenses of Moore & Van Allen, PLLC) in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 5. Reference to the Effect on the Loan Documents

5.1                               As of the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof’ and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 2 Effective Date;

5.2                               Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed;

5.3                               The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, Lead Arranger or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein; and

5.4                               This Amendment is a Loan Document.

Section 6. Execution in Counterparts

This Amendment may be executed by the parties hereto in several counterparts (including by facsimile or other electronic imaging means (e.g., “.pdf” or “.tif”), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 7. Governing Law

THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Headings

The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Severability

The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 11. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12. Cross-References

References in this Amendment to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Amendment.

Section 13. Affirmations

13.1                        Each Loan Party signatory hereto hereby (a) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by the undersigned and (b) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, in each case, as modified by this Amendment.

13.2                        Each Loan Party signatory hereto hereby reaffirms, as of the Amendment No. 2 Effective Date, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (b) its guarantee of payment of the Obligations pursuant to the Guaranty and the Lien on the Collateral securing payment of the Obligations pursuant to the Security Documents.

13.3                        Each Loan Party signatory hereto hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Amendment No. 2 Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date).

13.4                        Each Loan Party signatory hereto hereby acknowledges and agrees that the acceptance by the Administrative Agent and each Lender shall not be construed in any manner to establish any course of dealing on the Administrative Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

13.5                        Each Loan Party signatory hereto hereby represents and warrants that, immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment (where applicable), to which it is a party, assuming the due execution and delivery of such Loan Document as modified (where applicable) by each of the other parties thereto, continues to be a legal, valid and binding obligation of the undersigned, enforceable against such party in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

[SIGNATURE PAGES FOLLOW]

IN WINTER WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Mark J. Suchinski
Name:	Mark J. Suchinski
Title:	Vice President, Treasurer & Financial Planning

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Mark J. Suchinski
Name:	Mark J. Suchinski
Title:	Vice President, Treasurer & Financial Planning

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Joseph T. Boyle
Name:	Joseph T. Boyle
Title:	Assistant Secretary

SPIRIT AEROSYSTEMS FINANCE, INC.

By:	/s/ Joseph T. Boyle
Name:	Joseph T. Boyle
Title:	Assistant Secretary

SPIRIT AEROSYSTEMS INVESTCO, LLC

By:	/s/ Joseph T. Boyle
Name:	Joseph T. Boyle
Title:	Assistant Secretary

SPIRIT AEROSYSTEMS CAROLINA, INC.

By:	/s/ Joseph T. Boyle
Name:	Joseph T. Boyle
Title:	Assistant Secretary

SPIRIT AEROSYSTEMS OPERATIONAL INTERNATIONAL, INC.

By:	/s/ Joseph T. Boyle
Name:	Joseph T. Boyle
Title:	Assistant Secretary

SPIRIT AEROSYSTEMS, INC.

AMENDMENT NO. 2

SPIRIT DEFENSE, INC.

By:	/s/ Joseph T. Boyle
Name:	Joseph T. Boyle
Title:	Assistant Secretary

SPIRIT AEROSYSTEMS, INC.

AMENDMENT NO. 2

Bank of America, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

SPIRIT AEROSYSTEMS, INC.

AMENDMENT NO. 2

LENDERS’ SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT

Schedule 1

Defined Terms

“Advance Percentage” means as follows:

(a)                                 with respect to Eligible Receivables, seventy percent (70%);

(b)                                 with respect to Eligible Raw Materials Inventory and Eligible Finished Goods Inventory, sixty percent (60%);

(c)                                  with respect to Eligible Work-in-Process Inventory, thirty-five percent (35%);

(d)                                 with respect to Eligible P&E, fifty percent (50%);

(e)                                  with respect to Eligible Real Estate, fifty percent (50%); and

(f)                                   with respect to Eligible Intercompany Loans, seventy-five percent (75%).

“Aggregate Borrowing Base Amount” means, as of any date of determination, the sum of the Eligible Collateral Borrowing Base Amounts for each type of Eligible Collateral.

“Amendment No. 2 to Credit Agreement” means that certain Amendment No. 2 to Credit Agreement dated as of August 2, 2013 by and among the Loan Parties, the Lenders party thereto and Bank of America, as Administrative Agent.

“Amendment No. 2 Effective Date” means August 2, 2013.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit 1.01.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Customary Permitted Liens” means, with respect to all Eligible Collateral, the Permitted Liens described in clauses (i), (v), and (xv) of Section 8.02 and (b) solely with respect to Eligible P&E and Eligible Real Estate, Permitted Liens described in clauses (vii) and (x), of Section 8.02.

“Eligible Collateral” means Eligible Receivables, Eligible Raw Materials Inventory, Eligible Finished Goods Inventory, Eligible Work-in-Process Inventory, Eligible P&E, Eligible Real Estate and Eligible Intercompany Loans of the Loan Parties; provided that upon the occurrence of any Airbus Discontinuance or any 787 Discontinuance, Eligible Collateral shall exclude any Eligible Receivables, Eligible Raw Materials Inventory, Eligible Finished Goods Inventory, Eligible Work-in-Process Inventory and/or Eligible P&E associated with the 787 Program or the A350 XWB Program, as applicable.

“Eligible Collateral Borrowing Base Amount” means, as of any date of determination, with respect to any Eligible Collateral, the Eligible Value for such Eligible Collateral multiplied by the Advance Percentage for such Eligible Collateral.

“Eligible Finished Goods Inventory” means, as of any date of determination, the items classified by the Loan Parties as “finished goods” in accordance with GAAP that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary

Permitted Liens.

“Eligible Intercompany Loans” means loans made by any of the Loan Parties to any Foreign Subsidiary of the Borrower that constitute Collateral; provided that (a) loans shall not be included in Eligible Intercompany Loans unless the promissory note or other instrument evidencing such Indebtedness has been delivered to the Collateral Agent, together with a duly executed allonge or other instrument of transfer with respect thereto and (b) a loan shall not be included in Eligible Intercompany Loans if the aggregate outstanding principal amount thereof, when taken together with all other outstanding Indebtedness of the applicable obligor, exceeds the going concern value of the obligor (determined as of the date of the Borrowing Base Certificate most recently delivered pursuant to Section 7.01(m)) with respect to such loan.

“Eligible P&E” means, as of any date of determination, the items classified by the Loan Parties as “property and equipment” (other than “real property”) in accordance with GAAP that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens; provided that any such property and equipment constituting a fixture (as defined in the Uniform Commercial Code), shall constitute “Eligible P&E” only if a fixture filing has been filed in the appropriate local jurisdiction in respect thereof. For purposes of clarity, any tooling not owned by the Loan Parties shall not be included in Eligible P&E.

“Eligible Raw Materials Inventory” means, as of any date of determination, the items classified by the Loan Parties as “raw materials” in accordance with GAAP that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens.

“Eligible Real Estate” means, as of any date of determination, Mortgaged Properties in respect of which the Collateral Agent has valid, perfected and enforceable Mortgages, subject only to Customary Permitted Liens; provided that no Mortgaged Property shall constitute “Eligible Real Estate” until the Loan Parties have delivered to the Collateral Agent appraisals that comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act with respect to a sampling of parcels of real estate included in the Mortgaged Properties (with the sample to be agreed between the Borrower and the Administrative Agent).

“Eligible Receivables” means, as of any date of determination, the items classified by the Loan Parties as “accounts receivable” in accordance with GAAP, in each case (a) that are owing by a Person that is not a consolidated Affiliate of any Loan Party, (b) that have not been outstanding for more than one hundred twenty (120) days, (c) that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens, (d) that are not unbilled receivables and (e) net of retainage. As used herein “unbilled receivables” means unbilled receivables on long-term aerospace contracts, comprised principally of revenue recognized on contracts for which amounts were earned but not contractually billable as of the date of determination, or amounts earned in which recovery will occur over the term of the contract, which could exceed one year, and “retainage” means any portion of the agreed upon contract payment withheld until the contracted for work is complete or substantially complete, including without limitation amounts due on Gulfstream G650 deliveries from 2010 through such date of determination.

“Eligible Value” means, as of any date of determination:

(a)                                 with respect to Eligible Receivables, the Net Book Value of Eligible Receivables as derived from the general ledger or other financial records of the Loan Parties that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in

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accordance with the Credit Agreement;

(b)                                 with respect to each of Eligible Raw Material Inventory, Eligible Finished Goods Inventory and Eligible Work-in-Process Inventory, the Net Book Value of such Eligible Raw Material Inventory, Eligible Finished Goods Inventory and Eligible Work-in-Process Inventory, as derived from the general ledger or other financial records of the Loan Parties that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement;

(c)                                  with respect to Eligible P&E, the Net Book Value of the Eligible P&E as derived from the general ledger or other financial records of the Loan Parties that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement; and

(d)                                 with respect to Eligible Real Estate, the Net Book Value of the Eligible Real Estate as derived from the general ledger or other financial records of the Loan Parties that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the Credit Agreement.

“Eligible Work-in-Process Inventory” means, as of any date of determination, items classified by the Loan Parties as “work-in-process” in accordance with GAAP, in each case (a) that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens, (b) net of deferred production costs to the extent they are included in work-in-process, (c) net of capitalized pre-production costs to the extent they are included in work-in-process and (d) net of forward loss provision to the extent it is included in work-in-process. As used herein, (x) “deferred production costs” shall mean inventory costs under long-term contracts that exceed the estimated average cost of all units expected to be produced to the extent the actual or expected excess-over-average is reasonably expected to be fully offset by lower-than-average costs in future periods of a contract, and (y) “capitalized pre-production costs” shall mean certain contract costs, including applicable overhead, incurred before a product is manufactured on a recurring basis or as a result of significant customer directed work changes.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Minimum Liquidity” means, as of any date of determination, on an aggregate basis for all Loan Parties, the sum of (a) unrestricted and unencumbered (other than by Liens (x) in favor of the Administrative Agent or (y) permitted under clause (xv) of Section 8.02) cash maintained in accounts located in (i) the United States and (ii) to the extent that such cash is available after giving effect to any

3

reduction for repatriation or other taxes or fees associated with the repatriation of such cash into the United States, Scotland, and (b) unused Revolving Commitments actually available for Borrowing.

“Net Book Value” means, with respect to any asset of any Person (a) except in the case of accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation or amortization in respect of such asset on such balance sheet, and (b) in the case of accounts receivable, the gross book value thereof minus any specific reserves attributable thereto, each determined in accordance with GAAP.

“Qualified ECP Guarantor” means at any time each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” has the meaning specified in Section 4.08.

“Suspension Period” means the period from and including the Amendment No. 2 Effective Date through and including the date of receipt of a Compliance Certificate for the period of four fiscal quarters ending December 31, 2014 in accordance with Section 7.01(b).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Total Secured Outstandings” means, as of any date of determination, the sum of (a) the aggregate outstanding principal of all Term Loans plus (b) Total Revolving Outstandings plus (c) all other Indebtedness secured by a Lien.

“Tulsa Assets” means property or assets used for, or in support of, operations in or near Tulsa or McAlester, Oklahoma.

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Schedule 8.01

Existing Indebtedness as of the Amendment No. 2 Effective Date Under Clauses (xii), (xvi), (xvii), (xviii) and (xix) of Section 8.01(a) of the Credit Agreement

1.              Indebtedness evidenced by that certain Loan Agreement, dated as of April 1, 2006, between the Spirit AeroSystems, Inc. and Spirit Aerosystems (Europe) Ltd., as borrower, as amended, restated, supplemented or otherwise modified from time to time.

2.              Indebtedness evidenced by that certain Loan Agreement, dated as of June 18, 2009, among Spirit AeroSystems, Inc. and Spirit AeroSystems France Sarl, as borrower, as amended, restated, supplemented or otherwise modified from time to time.

3.              [OTHERS]

Exhibit 1.01

[Form of] Borrowing Base Certificate

Financial Statement Date:                     ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 18, 2012 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, including without limitation pursuant to that certain Amendment No. 1 dated as of October 26, 2012 and that certain Amendment No. 2 dated as of August 2, 2013, the “Credit Agreement”), among Spirit AeroSystems, Inc., a Delaware corporation (the “Borrower”), the Parent Guarantor and the other Guarantors identified therein, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                   of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower pursuant to Section 7.01(m) of the Credit Agreement, and that attached hereto as Schedule 1 is the calculation of the Aggregate Borrowing Base Amount for the most recent Fiscal Quarter covered by the financial statements referenced above in conformance with the terms of the Credit Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                    ,                     .

SPIRIT AEROSYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:	[Must be a Responsible Officer]

Schedule 1

ELIGIBLE COLLATERAL		AMOUNT
1.	Eligible Receivables(1)
a	Net Book Value of accounts receivable in accordance with GAAP that are owing by a Person that is not a consolidated Affiliate of the Company	$
b.	Net Book Value of accounts receivable in accordance with GAAP that have been outstanding for more than one hundred twenty (120) days	$
c.

Net Book Value of accounts receivable in accordance with GAAP that do not constitute Collateral or in which the Collateral Agent does not have a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens

$
d.	Net Book Value of accounts receivable in accordance with GAAP that are unbilled receivables	$
e.	Retainage	$
f.	Eligible Value of Eligible Receivables (1.a. minus 1.b. minus 1.c. minus 1.d. minus 1.e.)	$
g.	Eligible Receivables to be included in Aggregate Borrowing Base Amount (70% times 1.f.)	$
2.	Eligible Raw Materials Inventory(2)
a.

Net Book Value of raw materials in accordance with GAAP that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens

$
b.	Eligible Raw Materials Inventory to be included in Aggregate Borrowing Base Amount (60% times 2.a.)	$
3.	Eligible Finished Goods Inventory(3)
a.

Net Book Value of finished goods in accordance with GAAP that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens

$
b.	Eligible Finished Goods Inventory to be included in Aggregate Borrowing Base Amount (60% times 3.a.)	$
4.	Eligible Work-in-Process Inventory(4)
a.

Net Book Value of work-in-process in accordance with GAAP that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens

$
b.	Deferred production costs to the extent they are included in work-in-process	$
c.	Capitalized pre-production costs to the extent they are included in work-in- process	$
d.	Forward loss provision to the extent it is included in work-in-process	$

(1) Upon the occurrence of any Airbus Discontinuance or any 787 Discontinuance, any Eligible Receivables associated with the 787 Program or the A350 XWB Program shall be excluded.

(2) Upon the occurrence of any Airbus Discontinuance or any 787 Discontinuance, any Eligible Raw Materials Inventory associated with the 787 Program or the A350 XWB Program shall be excluded.

(3) Upon the occurrence of any Airbus Discontinuance or any 787 Discontinuance, any Eligible Finished Goods Inventory associated with the 787 Program or the A350 XWB Program shall be excluded.

(4) Upon the occurrence of any Airbus Discontinuance or any 787 Discontinuance, any Eligible Work-in-Process Inventory associated with the 787 Program or the A350 XWB Program shall be excluded.

e. Eligible Value of Eligible Work-in-Process Inventory (4.a. minus 4.b. minus 4.c. minus 4.d.)	$
f. Eligible Work-in-Process Inventory to be included in Aggregate Borrowing Base Amount (35% times 4.e.)	$
5. Eligible P&E(5)(6)

a.              Net Book Value of property and equipment (other than real property) in accordance with GAAP that constitute Collateral and in which the Collateral Agent has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens(7)

$
b. Eligible P&E to be included in Aggregate Borrowing Base Amount (50% times 5.a.)	$
6. Eligible Real Estate
a. Net Book Value of Mortgaged Properties in respect of which the Collateral Agent has valid, perfected and enforceable Mortgages, subject only to Customary Permitted Liens(8)	$
b. Eligible Real Estate to be included in Aggregate Borrowing Base Amount (50% times 6.a.)	$
7. Eligible Intercompany Loans
a. Loans made by any of the Loan Parties to any Foreign Subsidiary of the Borrower that constitute Collateral(9)	$
b. Eligible Intercompany Loans to be included in Aggregate Borrowing Base Amount (75% times 7.a.)	$
AGGREGATE BORROWING BASE AMOUNT
1. Aggregate Borrowing Base Amount (1.g. plus 2.b. plus 3.b. plus 4.f. plus 5.b. plus 6.b. plus 7.b.)	$
2. Total Secured Outstandings
a. Aggregate outstanding principal of all Terms Loans	$
b. Total Revolving Outstandings	$
c. All other Indebtedness secured by a Lien	$
d. Total Secured Outstandings (2.a. plus 2.b. plus 2.c.)	$

3.              Section 8.12(e) of the Credit Agreement requires that the Borrower not permit Total Secured Outstandings to exceed the Aggregate Borrowing Base Amount set forth above. The Borrower [is][is not] in compliance with Section 8.12(e) of the Credit Agreement.

Note: In the event of conflict between the provisions and formulas set forth in this Schedule 1 and the

(5) Upon the occurrence of any Airbus Discontinuance or any 787 Discontinuance, any Eligible P&E associated with the 787 Program or the A350 XWB Program shall be excluded.

(6) Any tooling not owned by the Loan Parties shall not be included in Eligible P&E.

(7) Any such property and equipment constituting a fixture (as defined in the Uniform Commercial Code), shall constitute Eligible P&E only if a fixture filing has been filed in the appropriate local jurisdiction in respect thereof.

(8) No Mortgaged Property shall constitute Eligible Real Estate until the Loan Parties have delivered to the Collateral Agent appraisals that comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act with respect to a sampling of parcels of real estate included in the Mortgaged Properties (with the sample to be agreed between the Borrower and the Administrative Agent).

(9) Loans shall not be included in Eligible Intercompany Loans (a) unless the promissory note or other instrument evidencing such Indebtedness has been delivered to the Collateral Agent, together with a duly executed allonge or other instrument of transfer with respect thereto and (b) if the aggregate outstanding principal amount thereof, when taken together with all other outstanding Indebtedness of the applicable obligor, exceeds the going concern value of the obligor with respect to such loan.

provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.